Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Color Accents Holdings, Inc., for the period ending April 30, 2009, I, Diane Pyun, Chief Executive Officer and Chief Financial Officer of Color Accents Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the period ending April 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended April 30, 2009, fairly represents in all material respects, the financial condition and results of operations of Color Accents Holdings, Inc.

Color Accents Holdings, Inc.

Date: June 15, 2009	By:	/s/ Diane Pyun
Diane Pyun
Chief Executive Officer, Chief Financial Officer